UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	37-1653648
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11601 North Galayda Street

Houston, TX 77086

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-196914

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The security to be registered hereby is the common stock, par value $0.01 per share (the “Common Stock”) of Independence Contract Drilling, Inc. (the “Registrant”). The description of the Common Stock contained in the section titled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-196914) (as amended, the “Registration Statement”), confidentially submitted to the Securities and Exchange Commission (the “Commission”) on May 13, 2014 and initially publicly filed with the Commission on June 19, 2014, under the Securities Act of 1933, as amended (the “Securities Act”) is incorporated herein by reference and shall be deemed a part hereof. Any form of prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 5, 2014

INDEPENDENCE CONTRACT DRILLING, INC.

By:	/s/ Philip A. Choyce
Philip A. Choyce
Senior Vice President and Chief Financial Officer